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                                                                  EXHIBIT (23)-1


CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1998 Stock Incentive Plan of the Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan of our report dated November 6, 1998, with respect to the consolidated financial statements of The Banc Corporation included in its Registration Statement (Form S-1 No. 333-67011), filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP



Birmingham, Alabama
February 19, 1999